May 15, 2002

Arthur Andersen LLP
2300 Meidinger Tower
Louisville Galleria
Louisville, KY  40202

We are providing this letter in connection with your audit of the statement of assets and liabilities, including the schedule of portfolio investments, of The Shelby Fund as of March 31, 2002, and the related statement of operations for the year then ended, changes in net assets for the two years then ended, and the financial highlights for the five periods then ended, for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, changes in net assets, and financial highlights of The Shelby Fund and your audit of the statement of assets and liabilities, including the schedule of portfolio investments, of The Shelby Large Cap Fund as of March 31, 2002, and the related statement of operations, statement of changes in net assets, and financial highlights for the year then ended in conformity with accounting principles generally accepted in the United
States. We confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, and financial highlights in conformity with accounting principles generally accepted in the United States.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief as of May 15, 2002, the following representations made to you during your audit:

1. The financial statements referred to above are fairly presented in conformity with accounting principles generally accepted in the United States.

2.  We have made available to you all-

a. Financial records and related data.

b. Minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

c. Information relating to all statutes, laws, or regulations that have a direct effect on our financial statements.

d. Information relating to contracts with and results of work by specialists.

2. There have been no communications from regulatory
3. agencies, such as the Securities and Exchange Commission
(SEC) or the Internal Revenue Service, concerning noncompliance with or deficiencies in financial reporting practices.

4. There are no material transactions that have not been
5. properly recorded in the accounting records underlying
6. the financial statements.

5.  There has been no-

a. Fraud involving management or employees who have significant roles in internal control.

b. Fraud involving others that could have a material effect on the financial statements.

c. The Company has no plans or intentions that may materially affect the carrying amounts or classification of assets and liabilities.

6. The following have been properly recorded or disclosed in the financial statements:

a. Related-party transactions and other transactions with affiliates, including fees, commissions, purchases, and sales.

b. Guarantees, whether written or oral, under which the Company is contingently liable.

c. Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA's Statement of Position 94-6, Disclosure of Certain Significant Risks and Uncertainties.

d. Capital stock repurchase options or agreements, or capital stock reserved for options, warrants, or other requirements.

e. All financial instruments, including those with off-balance-sheet risk (such as swaps, forwards, and futures), as required under accounting principles generally accepted in the United States.

7.  There are no-

a. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

b. Unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board
(FASB) Statement of Financial Accounting Standards No. 5,
Accounting for Contingencies.

c. Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB Statement
No. 5.

7. The Company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral.

8. The Company has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

9. During the year ended March 31, 2002, the Shelby Fund and the Shelby Large Cap Fund declared no long-term capital gain distributions.

10. The Administrator has voluntarily waived $13,997 and $6,447 in fees and the Investment Adviser has voluntarily reimbursed $0 and $43,244 in fees for The
Shelby Fund and The Shelby Large Cap Fund, respectively.

11. Under current tax law, capital losses realized after October 31, within the Fund's fiscal year may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ended March
31, 2003:

	Shelby Fund..............................	$65,020
	Shelby Large Cap Fund............................	$  2,444

To the best of our knowledge and belief, the Trustee information as presented below is accurate and complete:




Name, Address, and Age
Positions held with Fund

Term of Office
Principal Occupations During Past 5 years
Number of Portfolios in Fund Overseen

* Other Trusteeships






Non-Interested Trustees:











Maurice G. Stark
7662 Cloister Dr.
Columbus, OH 43235
Age: 66
Trustee
2/92 to
present
Retired
13
J.A. Jones, Inc.

AmSouth Mutual Funds






John H. Ferring IV
Plaze Inc.
105 Bolte
St. Claire, MO 63077
Age: 49
Trustee
5/98 to present
President and owner, Plaze, Inc. - 1979 to present
13







Michael Van Buskirk
3435 Stelzer Road
Columbus, OH 43219
Age: 55
Trustee
2/92 to present
Chief Executive Officer, Ohio Bankers Assoc. (industry
trade association)-5/91 to present
13
BISYS Variable Insurance Funds






Interested Trustees:











Jeffrey R. Young (1)
3435 Stelzer Road
Columbus, OH 43219
Age: 38
Chairman and Trustee
8/99 to present
Employee of BISYS Fund Services - 10/93 to present
13







Walter B. Grimm (1)
3435 Stelzer Road
Columbus, OH 43219
Age: 57
Trustee
4/96 to present
Employee of BISYS Fund Services - 6/92 to present
13
American Performance

Performance Funds Trust


14. We also advise you that, to the best of our knowledge and belief-

a. Portfolio securities are stated at fair value as determined in accordance with the valuation methods set forth in the current prospectus. All Company investments during the period were made in accordance with the investment policies stated in the current prospectus.

b. The Company complied with the provisions of the Investment Company Act of 1940, as amended (the Act), and the rules and regulations thereunder, and with the provisions of its prospectus and the requirements of the various Blue Sky laws under which the Company operates.
The daily net asset value has been properly computed throughout the year for open-end funds in accordance with rule 2a-4 of the Act and was correctly applied in the computation of daily capital stock sales and redemption transactions.

c. The Company did not make any commitments during the year as underwriter, nor did it engage in any transactions made on margin, in joint trading or in a joint investment account, or in selling short.

d. The Company has complied with the requirements of subchapter M of the Internal Revenue Code of 1986, as amended, through the date of this letter, and intends to continue to so comply. Additionally, the Company has properly identified all passive foreign investment companies (PFICs) that it holds.

e. The Company, except to the extent indicated in its financial statements, does not own any securities of persons who are directly affiliated as defined in section
2(a)(3) of the Act.

f. The Company has complied with the provisions of its code of ethics.


To the best of our knowledge and belief, no events or transactions have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the aforementioned financial statements.









Jeffrey Young, Chairman


Nadeem Yousaf, Treasurer